Exhibit 99.1

Tri-Tech Holding Signs a $2.17M Shaanxi Oil Field Construction Contract

Beijing, China, January 10, 2011 — Tri-Tech Holding Inc. (Nasdaq: TRIT), a premier Chinese company that provides leading turn-key solutions for customers in the segments of water resources, water and wastewater treatment, and industrial safety and pollution control, announced today that BSST, its subsidiary, has signed a $2.17 million contract with Shaanxi Yanchang Petroleum (Group) Co., Ltd. (Yanchang) to construct the Yan’an Emergency Command and Control Center.

According to the contract, BSST will construct a Command and Control System for Yanchang. The system will connect Yanchang Group with its production centers, subsidiaries and branches, with the aim to improve the transfer of data, images and videos among the units connected to the system. In addition, the system will be integrated with a module of emergency response and command dispatch sub-system. BSST shall procure all the equipment of the system, and provide the system engineering, integration, installation and debugging services to Yanchang. The system is expected to be fully completed in May 2011.

Mr. Gavin Cheng, President of Tri-Tech Holdings, said, “Yanchang is one of the four largest oil refining companies in China. The business scope of Yanchang includes oil and gas exploration, mining, refining, storage, transportation, marketing and other related activities. Due to the geographical dispersion of the locations and the relative independence of the subsidiaries of the company, Yanchang is now facing a great challenge in coordinating the operation, production and resource allocation of the entire company. Yanchang wishes to construct the new Dispatch Center on the basis of its current network and information technology infrastructure to achieve free and real-time communications with its oil production, refining, pipeline, exploration subsidiaries and other business branches. Upon completion, the system will also be utilized as a reliable support and application system. Under the contract, BSST will build a vertical three-layer dispatch system for Yanchang, to realize the real-time communications among the Group’s headquarter with all of its subsidiaries.”

Tri-Tech Holdings CEO Warren Zhao said, “Our company has been awarded two major contracts by SINOPEC in the last year. Now, we are very excited to secure this important contract from Yanchang. Three projects are major milestones in our business development in the industrial pollution control and safety production portion of our business. Yanchang, CNPC, SINOPEC and CNOOC are the four largest oil companies in China. This contract provides us with a good opportunity to corporate with Yanchang. It is of great significance for our future growth and development in this industrial segment. To ensure optimum project quality and superior after-sales service, we have set up a work team with extended technical and project-managing experiences.”

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and its larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems. The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. The company is also moving into the industrial pollution control market. Tri-Tech owns 15 software copyrights and two technological patents and employs 220 people. Please visit http://www.Tri-Tech.cn for more information.

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This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to the successful completion of the project referenced herein and other statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. Among other things, expectations about (a) the successful completion of the system referenced herein, (b) anticipated revenues generated by the contract referenced herein and (c) potential future working relationships between Tri-Tech and the oil companies referenced herein contain forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:

Hawk Associates

Frank Hawkins

305-451-1888

tritech@hawkassociates.com